UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                        October 19, 1998
        Date of Report (Date of earliest event reported)


             MID-AMERICA APARTMENT COMMUNITIES, INC.
       (Exact Name of Registrant as Specified in Charter)



     TENNESSEE                  1-12762                 62-1543819
(State of Incorportion)  (Commission File Number)    (I.R.S. Employer
                                                   Identification Number)




                  6584 POPLAR AVENUE, SUITE 340
                    MEMPHIS, TENNESSEE 38138
            (Address of principal executive offices)



                         (901) 682-6600
       Registrant's telephone number, including area code





     (Former name or address, if changed since last report)








Item 5.  Other events.
Following notification of the New York Stock Exchange, the following press release was announced on October 23, 1998.


MEMPHIS, TN: October 23, 1998 Mid-America Apartment Communities, Inc. (NYSE:MAA) announced today the purchase on October 19 of the 204-unit Village of Carrollwood Apartments in Tampa, Florida. Built in 1980, this property was purchased for $8,000,000 from Woodroll Associates, LP, a Florida limited partnership.

The transaction included a loan assumption of approximately $5.8 million, with a portion of the equity paid in the form of UPREIT units. The occupancy at closing was 87% with average monthly rents of $661.

This acquisition brings the total number of units in Florida to 6,430, with another 710 units under development. Ginny Doane, Sr. Vice President, comments on the purchase, "The Village Apartments are located in the solid sub-market of Carrollwood, in close proximity to our other two communities, enabling us to better utilize our area management group. The property is in a wonderful location and is a classic opportunity for repositioning; because of the careful way we have structured the transaction, we expect it to be very accretive to earnings by the second year".

Mid-America Apartment Communities is a self-advised, self-managed
REIT which owns 35,792 units including 2,579 development units.
Mid-America manages an additional 5,131 units.



For further information, contact Simon R.C. Wadsworth at
(901)682-6668, ext. 104,  6584 Poplar Ave., Suite 340,
Memphis, TN  38138, (901)682-6600, FAX: (901)682-6667, www.maac.net

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  MID-AMERICA APARTMENT COMMUNITIES,INC.

Date:    November 2, 1998         /s/ Simon R.C. Wadsworth
      ---------------------       -------------------------------------
                                      Simon R.C. Wadsworth
                                      Executive Vice President
                                     (Principal Financial and
                                      Accounting Officer)